Exhibit 99.(d)(13)

SUB-ADVISORY AGREEMENT

THIS SUB-ADVISORY AGREEMENT (this “Agreement”) is made as of [*] by and between Park Avenue Institutional Advisers LLC, a Delaware limited liability company (the “Adviser”), and Massachusetts Financial Services Company (d/b/a MFS Investment Management), a Delaware corporation (the “Sub-Adviser”) and, as a third-party beneficiary hereto, Guardian Variable Products Trust, a Delaware statutory trust (the “Trust”).

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust is authorized to issue separate series, each of which may offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies, and limitations; and

WHEREAS, the Trust may offer shares of additional series in the future; and

WHEREAS, pursuant to an Investment Advisory Agreement (the “Investment Advisory Agreement”) by and between the Trust and the Adviser, the Trust has appointed the Adviser to furnish investment advisory and other services to the Trust on behalf of one or more of its series; and

WHEREAS, pursuant to authority granted to the Adviser under the Investment Advisory Agreement, and subject to the terms and provisions of this Agreement, the Adviser desires to retain the Sub-Adviser to furnish certain investment advisory services to one or more of the series of the Trust and manage such portion of the series as the Adviser shall from time to time direct, and the Sub-Adviser is willing to furnish such services in accordance with the terms and provisions of this Agreement; and

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the Adviser and the Sub-Adviser hereby agree as follows:

1.                                    Appointment of the Sub-Adviser.  The Adviser hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the series, or a portion thereof, of the Trust as set forth on Schedule A hereto (the “Series”) for the period and on the terms set forth in this Agreement.  To the extent that the Sub-Adviser is not providing advisory services to the entire Series, the term, “Series,” shall be interpreted for purposes of this Agreement to only include those assets of the Series over which the Sub-Adviser is directed by the Adviser to provide investment sub-advisory services.  The Adviser may, in its sole discretion, allocate all, only a portion or none of a Series’ assets to the Sub-Adviser for management.  The Sub-Adviser will be responsible for the investment of only the assets which the Adviser allocates to the Sub-Adviser for management under this Agreement, plus all investments, reinvestments and proceeds of the sale thereof, including, without limitation, all interest, dividends and appreciation on investments, less depreciation thereof and withdrawals by the Adviser therefrom.  The Adviser shall have the right at any time (upon reasonable prior notice to the Sub-Adviser) to increase or decrease the allocation of the Series to the Sub-Adviser if the Adviser deems such increase or decrease appropriate, provided that any additions are subject to acceptance by the Sub-Adviser in its discretion.  The Sub-Adviser accepts that appointment and agrees to render for the Series the services herein set forth, for the compensation herein provided.

2.                                    Duties as Sub-Adviser.  Pursuant to this Agreement and subject to the supervision and direction of the Trust’s Board of Trustees (the “Board”) and direction and oversight of the Adviser, the Sub-Adviser shall, with respect to the Series, provide the Series with investment research, advice and furnish a continuous investment program for, and manage the investment and reinvestment of, the Series.  In this regard, the Sub-Adviser shall, with respect to the Series, determine in its discretion the securities, cash and other financial instruments to be purchased, retained or sold for the Series within the provisions of this Agreement, all applicable laws, rules and regulations and the Trust’s registration statement, as it relates to the Series, on Form N-1A under the 1940 Act as amended from time to time, or any successor form thereto (the “Registration Statement”), including but not limited to, the parameters of the investment objective, policies, restrictions and guidelines applicable to the Series as provided in the Registration Statement (the “Investment Guidelines”).  To the extent permitted by the Investment Guidelines, the Sub-Adviser is authorized, on behalf of each Series, to negotiate and finalize on behalf of the Series the terms of any account opening documents, prime brokerage, futures and other related agreements, any ISDA master agreement, master repurchase agreement, master securities lending agreement, master securities forward transaction agreement, or any other master swap or over-the-counter trading documentation, including any schedule or credit support annex thereto, any related clearing agreements or control agreements and any other agreement related to the foregoing (collectively, “Trading Agreements”).  Upon the reasonable request of the Adviser, the Sub-Adviser shall provide a copy of any Trading Agreement to the Adviser prior to implementing it on behalf of a Series for the Adviser’s review and consent. The Sub-Adviser agrees to comply with any requirements with regard to terms and conditions of, or counterparties to, Trading Agreements, as may be reasonably agreed upon by the Adviser and the Sub-Adviser.  The Sub-Adviser is also authorized, on behalf of a Series, to (i) issue to brokers, banks and other entities instructions to purchase, sell, exchange, convert, trade, borrow, pledge and otherwise generally deal in and with any security instrument or other asset for the account of the Series; (ii) hire at the Sub-Adviser’s own expense, consultants, advisers, accountants, attorneys or any other person or firm performing similar functions, to assist the Sub-Adviser in providing services to the Series on any and all matters deemed appropriate by the Sub-Adviser, subject to the Trust/Adviser Procedures (as defined below), provided that the Sub-Adviser may not retain a sub-sub-investment adviser; and (iii) acknowledge the receipt of brokers’ risk disclosure statements, electronic trading disclosure statements and similar disclosures, in accordance with Trust procedures. Subject to any other written instructions of the

Adviser, the Sub-Adviser is hereby appointed as the Series’ agent and attorney-in-fact for the limited purposes of executing on behalf of the Series account documentation and instruments, transaction term sheets and confirmations, certifications regarding the Series’ status as an accredited investor, qualified institutional buyer or qualified purchaser and certifications regarding other factual matters as may be requested by brokers, dealers or counterparties in connection with the Sub-Adviser’s management of the Series’ assets.  However, nothing in this section shall be construed as imposing a duty on the Sub-Adviser to act in its capacity as agent and attorney-in-fact for the Series. The Sub-Adviser further agrees as follows:

(a) The Sub-Adviser will conform with the 1940 Act and all rules and regulations thereunder applicable to the services provided by the Sub-Adviser pursuant to this Agreement, all other applicable federal and state laws and regulations, and any compliance policies or procedures of the Trust or the Adviser applicable to the services provided by the Sub-Adviser pursuant to this Agreement (“Trust/Adviser Procedures”), of which the Sub-Adviser has been sent a copy or will be sent a copy prior to providing any services to the applicable Series under this Agreement, as such Trust/Adviser Procedures may be revised or amended from time to time.  In carrying out its duties under this Agreement, the Sub-Adviser will comply with the following policies and procedures:

(i) The Sub-Adviser will (1) manage each Series so that it meets the income and asset diversification requirements of Section 851 of the Internal Revenue Code of 1986, as amended (the “Code”), and (2) manage each Series so that no action or omission on the part of the Sub-Adviser shall cause a Series to fail to comply with the diversification requirements of Section 817(h) of the Code, and the regulations issued thereunder.

(ii) Unless otherwise instructed in writing by the Adviser, the Sub-Adviser will exercise voting rights with respect to securities held on behalf of the Series in accordance with written policies and procedures adopted by the Sub-Adviser pursuant to Rule 206(4)-6 under the Investment Advisers Act of 1940 (the “Advisers Act”), which may be amended from time to time, and which at all times shall comply with the requirements of applicable federal statutes and regulations and any related guidance of the Securities and Exchange Commission (“SEC”) relating to such statutes and regulations (collectively, “Proxy Voting Policies and Procedures”).  The Sub-Adviser shall vote proxies on behalf of a Series in a manner deemed by the Sub-Adviser to be in the best interests of the Series pursuant to the Sub-Adviser’s written Proxy Voting Policies and Procedures.  The Sub-Adviser shall provide disclosure regarding the Proxy Voting Policies and Procedures in accordance with the requirements of Form N-1A for inclusion in the Registration Statement.  The Sub-Adviser shall report to the Adviser in a timely manner a record of all proxies voted, in such form and format that complies with applicable federal statutes and regulations (e.g., requirements of Form N-PX).  The Sub-Adviser shall certify at least annually or more often as may reasonably be requested by the Adviser or the Board, as to its compliance with its own Proxy Voting Policies and Procedures and applicable federal statutes and regulations.

(iii) In connection with the purchase and sale of securities for each Series, the Sub-Adviser will arrange for the transmission to the custodian and portfolio accounting agent for the Series on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, CUSIP, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian and portfolio accounting agent to perform their administrative and record keeping responsibilities with respect to the Series.  With respect to portfolio securities to be settled through the Depository Trust Company, the Sub-Adviser will arrange for the prompt transmission of the confirmation of such trades to the Series’ custodian and portfolio accounting agent.

(iv) The Sub-Adviser and its affiliates shall at no time have custody or physical control of any assets or cash of the Series.  The parties acknowledge that the Sub-Adviser is not a custodian of the Series’ assets and will not take possession or custody of such assets.  The Sub-Adviser shall not be liable for any loss arising from any act or failure to act by the custodian.

(v) Regardless of whether the Sub-Adviser is registered with the National Futures Association as a commodity trading advisor, the Sub-Adviser will provide any commodity trading advice to the Series as if the Sub-Adviser were exempt from registration as a commodity trading advisor. The Adviser represents and warrants that it is excluded from the definition of commodity pool operator pursuant to Commodity Futures Trading Commission (“CFTC”) Regulation 4.5 with respect to the Series, and that the Adviser has timely filed a notice of eligibility as required by CFTC Regulation 4.5 with respect to the Series and will, during the term of this Agreement, maintain and reaffirm such notice of eligibility as required by CFTC Regulation 4.5.  The Sub-Adviser acknowledges that the Series will rely on CFTC Regulation 4.5 and shall manage the Series in a manner consistent with the representations contained in the notice of eligibility on file with the National Futures Association.

(vi) In furnishing services hereunder, the Sub-Adviser will not consult concerning transactions (in securities or other assets) entered into or proposed to be entered into for the Series with any other sub-adviser to (i) the Series, (ii) any other Series of the Trust or (iii) any other investment company holding itself out to investors as a related company to the Trust for purposes of investment or investor services. (Nothing in this Section 2(a)(vi) shall be deemed to prohibit the Sub-Adviser from consulting with any of the other sub-advisers concerning compliance with paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.  In addition, nothing herein shall be deemed to prohibit the

Adviser and the Sub-Adviser from consulting with each other concerning transactions for the Series in securities or other assets.)

(b) The Adviser acknowledges that the Sub-Adviser is not the compliance agent for the Trust or the Series and does not have access to all of the Series’ books and records necessary to perform certain compliance testing. To the extent that the Sub-Adviser has agreed to perform the services specified in this Agreement, the Sub-Adviser shall perform such services based upon its books and records with respect to the Series, which comprise a portion of the Series’ books and records, and upon written instructions and information received from the Series or the Adviser.  The Sub-Adviser shall not be responsible for providing fund administration services, such as fund accounting and tax services, with respect to the Series.

(c) On behalf of the Series, the Adviser hereby authorizes any entity or person associated with the Sub-Adviser which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Series which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Rule 11a2-2(T) thereunder, and on behalf of the Series, the Adviser hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).  Notwithstanding the foregoing, the Sub-Adviser agrees that it will not deal with itself, or with members of the Board or any principal underwriter of the Series, as principals or agents in making purchases or sales of securities or other property for the account of the Series, nor will the Sub-Adviser purchase any securities from an underwriting or selling group in which the Sub-Adviser or its affiliates is participating, or arrange for purchases and sales of securities between the Series and another account advised by the Sub-Adviser or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Series from time to time and disclosed to the Sub-Adviser, and will comply with all other provisions of the Trust’s then-current Registration Statement, relative to the Series and the Sub-Adviser and its directors, officers and employees.

(d) The Sub-Adviser shall not have the obligation or authority to file documentation that enables the Series to participate in class action litigation or to file proofs of claim and other claims-related documents on the Series’ behalf in connection with class action and other litigation settlements, regulatory settlements and bankruptcy proceedings.  The Sub-Adviser shall not have the obligation to commence or defend lawsuits or other legal actions on behalf of the Series brought by or against third parties, including lawsuits and legal actions brought by or against the Series relating to securities purchased by the Series.

3.                                    Series Transactions.

(a) In connection with purchases and sales of portfolio securities and other instruments for the account of the Series, neither the Sub-Adviser nor its affiliated persons (as defined in the 1940 Act) or any of their respective partners, officers or employees shall act as principal, except as otherwise permitted by the 1940 Act.  The Sub-Adviser or its agents shall arrange for the placing of orders for the purchase and sale of portfolio securities and other financial instruments for the Series’ account either directly with the issuer or with any counterparty.

(b) In the selection of brokers or dealers and the placing of such orders, the Sub-Adviser is directed at all times to seek to obtain the best execution for the Series, taking into account all factors that the Sub-Adviser considers to be relevant, including, by way of illustration: price (including, but not limited to, the applicable brokerage commission or dollar spread); the size of the order; the nature of the market for the security; the timing of the transaction; the reputation, experience and financial stability of the broker-dealer involved; the quality of the service; the difficulty of execution; the execution capabilities and operational facilities of the firm involved; the firm’s risk in positioning a block of securities; and any other factors set forth in a Series’ Registration Statement (“Best Execution”).  It is understood that it may be desirable for the Series that the Sub-Adviser have access to supplemental investment and market research and security and economic analyses that are consistent with Section 28(e) of the 1934 Act and are provided by brokers who may execute brokerage transactions at a higher cost to the Series than may result when allocating brokerage to other brokers on the basis of seeking Best Execution.  Therefore, subject to compliance with the safe harbor provided by Section 28(e) of the 1934 Act and such other conditions and limitations as may be established by the Adviser and the Board from time to time and reasonably agreed to by the Sub-Adviser, if any, the Sub-Adviser is authorized to consider such services provided to the Series and other accounts over which the Sub-Adviser or any of its affiliates exercises investment discretion and to place orders for the purchase and sale of securities for the Series with such brokers, if the Sub-Adviser determines in good faith that the amount of commissions for executing such portfolio transactions is reasonable in relation to the value of the brokerage and research services provided by such brokers, subject to review by the Adviser and the Board from time to time with respect to the extent and continuation of this practice.  It is understood that the services provided by such brokers may be useful to the Sub-Adviser in connection with its services to other clients. The Sub-Adviser shall cooperate with the Adviser and the Series in the analysis of the quality of the execution of its trades and provide, upon reasonable request from the Series or the Adviser, information on brokerage and research services obtained.  The Sub-Adviser may, on occasions when it deems the purchase or sale of a security to be in the best interests of the Series as well as its other clients, aggregate, to the extent permitted by applicable laws, rules and regulations, the securities to be sold or purchased in order to seek Best Execution.  In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Sub-Adviser in a manner that is deemed to be equitable and consistent with its obligations to the Series.  The Board may from time to time, in consultation with the Adviser and the Sub-Adviser, adopt policies and procedures that modify and/or restrict the Sub-Adviser’s authority regarding the execution of the Series’ portfolio transactions provided herein.

(c) The Sub-Adviser will be responsible for meeting the Sub-Adviser’s applicable regulatory obligations with respect to the Series, including the preparation and filing of such reports with respect to the assets of a Series reflecting holdings over which the Sub-Adviser or its affiliates have investment discretion as may be required from time to time, including but not limited to Schedule 13G and Form 13F under the 1934 Act.  For purposes of all applicable filing requirements under the 1934 Act, including without limitation Sections 13(d) and (g), and other laws, the Sub-Adviser shall be deemed to have sole investment discretion with respect to all securities held in the Series.

(d) The Series or Trust may establish one or more wholly-owned subsidiaries of the Series or Trust through which the Series may conduct a significant portion of its commodities investing activities or for other investment purposes.

4.                          Compensation of the Sub-Adviser.

(a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, Adviser, not the Series, shall pay to the Sub-Adviser a fee, computed daily and payable monthly, in arrears, at an annual rate of the average daily net assets of the Series in accordance with the schedule attached hereto as Schedule A.

(b) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion that such period bears to the full month in which such effectiveness or termination occurs.

5.                          Expenses.  The Sub-Adviser agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.  The Series shall be responsible for payment of brokerage commissions, transfer fees, registration costs, transaction-related taxes and other similar costs and transaction-related expenses and fees arising out of transactions effected on behalf of the Series, which shall be deducted from the Series.  Subject to the foregoing, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement, including without limitation, all costs associated with attending or otherwise participating in regular or special meetings of the Board or shareholders, or with the Adviser, as reasonably requested, and additions or modifications to the Sub-Adviser’s operations necessary to perform its services hereunder in compliance with this Agreement, the Investment Guidelines, any other Trust/Adviser Procedures and applicable law.  The Sub-Adviser shall be responsible for commercially reasonable costs associated with any information statements and/or other disclosure materials that are caused by a change of control of the Sub-Adviser within the meaning of Section 2(a)(9) of the 1940 Act (including, but not limited to, the reasonable legal fees associated with preparation, printing, filing and mailing thereof, as well as reasonable shareholder meeting and/or solicitation costs, if applicable).

6.                                   Delivery of Information, Reports and Certain Notifications.

(a) The Adviser agrees to furnish to the Sub-Adviser current prospectuses, statements of additional information, proxy statements, reports to shareholders, financial statements, the Declaration of Trust, the By-Laws, any amendments or supplements to any of the foregoing and such other information with regard to the affairs of the Series as the Sub-Adviser may reasonably request.  The Adviser will provide the Sub-Adviser with a list of all publicly traded affiliates of the Adviser or the Series that may not be purchased by the Series (such list shall include security name, cusip number, sedol and/or applicable ticker) and a list of all brokers and underwriters affiliated with the Adviser or the Series for monitoring and reporting transactions under applicable provisions of the 1940 Act.  All such information referenced in Section 2(a) and this Section 6(a) shall be conveyed to the Sub-Adviser in a timely manner so as to permit the Sub-Adviser to take such actions as may be required in an orderly fashion.

(b) The Sub-Adviser shall report to the Adviser and to the Board and shall make appropriate persons, including portfolio managers or other representatives of the Sub-Adviser familiar with the Sub-Adviser’s investment process in managing the Series, available for the purpose of reviewing with representatives of the Adviser and the Board on a regular basis at reasonable times the management of the Series, including the performance of the Series, as reasonably requested by the Adviser.  The Sub-Adviser agrees to render to the Adviser such other periodic and special reports on a timely basis regarding its activities under this Agreement as the Adviser may reasonably request.

(c) The Sub-Adviser will make available to the Series and the Adviser, on a timely basis as the Adviser may reasonably request, any of the Series’ investment records and ledgers maintained by the Sub-Adviser (which shall not include the records and ledgers maintained by the custodian or portfolio accounting agent for the Series) as are necessary to assist the Series and the Adviser to comply with requirements of the 1940 Act and the Advisers Act, as well as other applicable laws.  The Sub-Adviser shall cooperate with the Adviser with respect to any requests from regulatory authorities having the requisite authority and provide the Adviser and the Trust, on a timely basis as the Adviser may reasonably request, with any information or reports in connection with services provided pursuant to this Agreement which may be requested in order to ascertain whether the operations of the Series are being conducted in a manner consistent with applicable laws and regulations.

(d) The Sub-Adviser shall provide the Adviser, the Series or the Board with such information and assurances (including certifications and sub-certifications), on a timely basis as the Adviser may reasonably request, and shall provide the Adviser, the Series, or the Board with such assistance as the Adviser, the Trust, on behalf of the Series, or the Board may reasonably request from time to time in order to assist in compliance with applicable laws, rules, regulations and exemptive orders, including but not limited to, requirements in connection with the Adviser’s, the Sub-Adviser’s or the Board’s fulfillment of their responsibilities under Section 15(c) of the 1940 Act, Rules 17j-1 and 38a-1 under the 1940 Act, and the preparation and/or filing of periodic and other reports and filings required to maintain the registration and qualification of the Series, or to meet other regulatory or tax requirements applicable to the Series, under federal and state securities, commodities and tax laws and other applicable laws.  The Sub-Adviser shall review draft reports to shareholders, Registration Statements or amendments or supplements thereto or portions thereof that relate to the Sub-Adviser and the services provided by the Sub-Adviser pursuant to this Agreement and other documents provided to the Sub-Adviser that relate to the services provided by the Sub-Adviser under this Agreement, provide comments on such drafts on a timely basis as the Adviser may reasonably request, and provide certifications or sub-certifications on a timely basis as the Adviser may reasonably request as to the accuracy of the information provided by the Sub-Adviser and/or contained in such reports or other documents and relating to the services provided by the Sub-Adviser pursuant to this Agreement.

(e) The Sub-Adviser agrees to provide and update, on a timely basis as the Adviser may reasonably request in writing, but no less frequently than quarterly a list of all the affiliates of the Sub-Adviser, and to promptly notify the Adviser and the Series of any change of control of the Sub-Adviser.

(f) The Sub-Adviser agrees to provide, on a timely basis as the Adviser may reasonably request, material composite performance information, records and supporting documentation about accounts the Sub-Adviser manages, if appropriate, which are relevant to the Series and that have investment objectives, policies, and strategies substantially similar to those employed by the Sub-Adviser in managing the Series that may be reasonably necessary, under applicable laws, to allow the Series or its agent to present information concerning the Sub-Adviser’s prior performance in the Registration Statement of the Series and any permissible reports and materials prepared by the Series or its agent, including proxy statements and information statements.  The Adviser recognizes that the Sub-Adviser may be subject to a duty of confidentiality with respect to such accounts and that such information, records and supporting documentation may be redacted, altered, or withheld to satisfy any such confidentiality obligations.

7.                                   Cooperation with the Series, the Adviser and Other Service Providers.

(a) The Sub-Adviser agrees to cooperate with and provide reasonable assistance to the Adviser, the Series, the Series’ custodian, accounting agent, administrator, pricing agents, independent auditors and all other agents, representatives and service providers of the Series and the Adviser, and to provide the foregoing persons such information with respect to the Series as they may reasonably request from time to time in the performance of their obligations; provide prompt responses to reasonable requests made by such persons; and establish and maintain appropriate operational programs, procedures and interfaces with such persons so as to promote the efficient exchange of information and compliance with applicable laws, rules and regulations, and the guidelines, policies and procedures adopted or implemented with respect to the Series and/or the Sub-Adviser.

(b) Without limiting the generality of the foregoing and in furtherance thereof, the Sub-Adviser shall report to the Series’ custodian and accounting agent all trades and positions in the Series daily (in such form and at such times as specified by the Series’ custodian and accounting agent), other than any trade it has entered into for which it has not yet received an initial broker confirmation, and any information related to any voluntary corporate action relevant to the investments of the Series (in such form and at such times as reasonably specified by the Series’ custodian and accounting agent).  With respect to derivatives, the Sub-Adviser shall also request each executing broker and counterparty to deliver its own such transaction and position reporting.

(c) The Sub-Adviser shall provide reasonable and prompt assistance to the Board, the Adviser, the custodian or administrator for the Series in determining or confirming, consistent with the Trust/Adviser Procedures and the Registration Statement, the value of any portfolio securities or other assets or liabilities of the Series for which the Adviser, custodian or administrator seeks assistance from the Sub-Adviser or identifies for review by the Sub-Adviser.  In providing such reasonable assistance, the Sub-Adviser shall promptly notify the Adviser if the Sub-Adviser, in applying to the Series’ assets the procedures of the Sub-Adviser used for valuing the assets held by other accounts under management of the Sub-Adviser, believes that the price of any security or other investment in the Series may not accurately reflect the value thereof.  The parties to this Agreement acknowledge that although the Sub-Adviser may, at the request of the Adviser, custodian or administrator, provide reasonable assistance with respect to the valuation of the assets of the Series, the Sub-Adviser shall not be responsible for the Series’ valuation determinations.

(d) The Sub-Adviser agrees that upon request it shall certify to the Series on a timely basis after the end of each calendar quarter that it has complied in all material respects with all of the Investment Guidelines, all applicable laws and regulations and other conditions and agreements contained herein during the prior calendar quarter.

(e) The Sub-Adviser shall provide necessary support to the Series and the Adviser in preparing and presenting the Series’ financial statements, and in doing so shall be responsible for applying appropriate accounting and financial reporting principles and maintaining policies and internal controls and procedures, including internal controls over financial reporting, reasonably designed to assure compliance with generally accepted accounting principles (GAAP) and applicable laws and regulations.

(f) The Sub-Adviser shall further notify the Adviser promptly upon the Sub-Adviser’s determination of any error in connection with the Sub-Adviser’s management of the Series, including but not limited to any trade errors.  Further, the Sub-Adviser shall provide reasonable access to the Adviser and the Series, or their agents, to documents and information (or summaries thereof) related to any error impacting the Series, its analysis and correction, and the correction of all errors impacting the Series must be corrected to the reasonable satisfaction of the Adviser and the Series and as agreed by the Sub-Adviser.  Upon agreement by the parties, Sub-Adviser will reimburse the Series for costs incurred directly arising out of or resulting from the error, if any, in accordance with the Sub-Adviser’s trade error correction policy.

(g) Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC, CFTC and state regulators) in connection with any investigation or inquiry relating to this Agreement or the Series.

(h) From time to time the Adviser may seek the assistance of the Sub-Adviser, and the Sub-Adviser shall cooperate to provide reasonable assistance to the Adviser, in connection with the development of written and/or printed materials, including but not limited to, PowerPoint® or slide presentations, news releases, advertisements, brochures, fact sheets and other promotional, informational or marketing materials (the “Marketing Materials”) for internal use or public dissemination, that are produced or for use or reference by the Adviser, its affiliates or other designees, broker-dealers or the public in connection with the Series.   The Sub-Adviser shall review and respond to draft Marketing Materials provided to it by the Adviser for review and comment on a timely basis as the Adviser may reasonably request.

8.                                   Compliance.

(a) The Sub-Adviser shall use commercially reasonable efforts to notify the Adviser within 24 hours (but in any case as soon as reasonably practicable) of the Sub-Adviser’s determination of any material breach of any of the Investment Guidelines, Trust/Adviser Procedures, the Registration Statement and of any material violation of any applicable law or regulation, including the 1940 Act, the CEA and Subchapter M of the Code, as applicable, relating to the Series.  The Sub-Adviser shall also notify the Adviser within 24 hours upon the Sub-Adviser’s determination of any material violations of the Sub-Adviser’s own compliance policies and procedures that relate to (i) its management of the Series, or (ii) its activities as investment adviser generally to the extent such violation is considered by the Sub-Adviser to be material to the Sub-Adviser’s ability to provide advisory services to its advisory clients.

(b) The Sub-Adviser shall notify the Adviser and the Trust in writing of the occurrence of any of the following events: (i) the Sub-Adviser’s determination of any material breach of this Agreement; (ii) any of the representations and warranties of the Sub-Adviser contained herein becomes untrue after the execution of this Agreement; (iii) any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or other applicable law, rule or regulation or if the Sub-Adviser becomes aware that it is or likely may become subject to any statutory disqualification pursuant to Section 9(b) of the 1940

Act or otherwise that prevents the Sub-Adviser from serving as an investment adviser or performing its duties pursuant to this Agreement; (iv) the Sub-Adviser shall have been served or otherwise becomes aware of any action, suit, proceeding, inquiry or investigation applicable to it, at law or in equity, before or by any court, public board or body, directly involving its management of the Series; (v) any proposed change in control of the Sub-Adviser; (vi) any proposed assignment of this Agreement; (vii) the Sub-Adviser becomes aware of any material fact respecting or relating to the Sub-Adviser or the investment strategies of the Series that is not contained in the Registration Statement, as amended and supplemented from time to time, regarding the Series, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement respecting or relating to the Sub-Adviser, the Sub-Adviser’s investment strategies or the Series contained therein that becomes untrue in any material respect; (viii) any change in the Sub-Adviser’s financial condition which is reasonably likely to materially adversely impact its abilities to perform its duties hereunder and of any cancellation of coverage under the Sub-Adviser’s errors and omissions or professional liability insurance coverage; (ix) Sub-Adviser becomes aware of any event or circumstance that is reasonably likely to constitute (or will constitute with the passage of time) a default, event of default, or termination event (or other similar event or circumstance, however defined) under any Trading Agreement or otherwise with respect to the Series, and Sub-Adviser hereby agrees to use commercially reasonable efforts to monitor the occurrence of any such event or circumstance; (x) any change in the Sub-Adviser’s status as a registered CTA or member of the National Futures Association (“NFA”) or, if the Sub-Adviser is relying on an exemption or exclusion from registration as a CTA, of any event that will make it ineligible for such exemption or exclusion; and (xi) the Sub-Adviser receives a finding of a deficiency from the SEC in an exam that relates directly to its management of the Series.

(c) The Sub-Adviser represents and warrants that it has adopted and implemented written policies and procedures, as required by Rule 206(4)-7 under the Advisers Act that are reasonably designed to prevent violations of the Advisers Act and the rules thereunder by the Sub-Adviser and its supervised persons (the “Advisers Act Compliance Procedures”).  The Sub-Adviser represents and warrants that it has provided the Adviser and the Trust with summaries of the Advisers Act Compliance Procedures and will permit the Series’ Chief Compliance Officer to conduct reviews and oversight of such policies and procedures in accordance with Rule 38a-1 under the 1940 Act.  The Sub-Adviser shall pursuant to a quarterly certification process notify the Adviser, the Series’ Chief Compliance Officer, and the Trust of any material changes during the prior calendar quarter to (including policies added to or deleted from) its Advisers Act Compliance Procedures,  or any other policies or procedures as they otherwise pertain to activities performed for or on behalf of the Series.  The Series, the Adviser, or the Series’ Chief Compliance Officer may make any reasonable request for the provision of information or for other cooperation from the Sub-Adviser with respect to the Sub-Adviser’s duties under this Agreement, and the Sub-Adviser shall use commercially reasonable efforts to promptly comply with such request, including without limitation furnishing the Series, the Adviser, or the Series’ Chief

Compliance Officer with such documents, reports, data and other information as the Series may reasonably request regarding transactions on behalf of the Series, the Sub-Adviser’s performance hereunder or compliance with the terms hereof, and participating in such meetings (and on-site visits among representatives of the Series and the Sub-Adviser) as the Series may reasonably request.  The Sub-Adviser agrees to maintain and implement the Advisers Act Compliance Procedures.

(d) The Sub-Adviser represents and warrants that it has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Section 204A of the Advisers Act and has provided the Series with a copy of the code of ethics and evidence of its adoption, and will pursuant to a quarterly certification process notify the Adviser of any material changes to (including policies added to or deleted from) its code of ethics during the prior calendar quarter.  Within 30 days of the end of the last calendar quarter of each year while this Agreement is in effect or upon the written request of the Series, the Sub-Adviser or the Sub-Adviser’s Chief Compliance Officer or his or her designee shall certify to the Series that the Sub-Adviser has complied with the requirements of Rule 17j-1 and Section 204A during the previous year and that there has been no material violation of the Sub-Adviser’s code of ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation and Sub-Adviser has provided a written report to the Adviser and the Series regarding the violation.

(e) The Sub-Adviser shall use commercially reasonable efforts to maintain business continuity, disaster recovery and backup capabilities and facilities necessary to perform its obligations hereunder with minimal disruptions or delays.  On a timely basis as the Adviser may reasonably request, the Sub-Adviser shall provide to the Adviser access to summaries of its written business continuity, disaster recovery and backup plan(s) or sufficient information and written certification regarding such plans with respect to the Series to satisfy the Adviser’s and Series’ reasonable inquiries and to assist the Series in complying with Rule 38a-1 under the 1940 Act.

(f) The Sub-Adviser represents and warrants that it has adopted and will maintain cybersecurity measures consistent with SEC guidelines and shall promptly notify the Adviser and the Series of any breach of information with respect to the Series.

9.                                      Insurance.  The Sub-Adviser shall maintain errors and omissions insurance coverage and fidelity insurance coverage, each in the amounts as reasonably necessary to meet obligations under this Agreement, and from insurance providers that are in the business of regularly providing insurance coverage to investment advisers with a credit rating acceptable to the Sub-Adviser. The Sub-Adviser shall provide prior written notice to the Adviser of any cancellation of its insurance policies or insurance coverage.  Furthermore, it shall upon request provide to the Adviser certificates of insurance as evidence of such insurance.

10.                               Status of the Sub-Adviser.  The Sub-Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Series in any way or otherwise be deemed an agent of the Adviser or the Series.

11.                               Services Not Exclusive.  Nothing in this Agreement shall limit or restrict the right of the Sub-Adviser, the Adviser, the Series, the Trust, or any of their respective directors, officers, affiliates or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

12.                                      Additional Representations and Warranties of the Sub-Adviser.

(a) The Sub-Adviser represents and warrants to the Adviser that: (i) it is registered as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed; (ii) it is either appropriately registered with the CFTC as a CTA and is a member of the NFA or is exempt or excluded from CFTC registration requirements; (iii) it will maintain each such registration, license or membership in effect at all times during the term of this Agreement and will obtain and maintain such additional governmental, self-regulatory, exchange or other licenses, approvals and/or memberships and file and maintain effective such other registrations as may be required to enable the Sub-Adviser to perform its obligations under this Agreement; (iv) it is duly organized and validly existing, and is authorized to enter into this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by the Sub-Adviser; (v) this Agreement is enforceable against the Sub-Adviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and (vi) neither the execution or delivery of this Agreement by the Sub-Adviser nor its performance of its obligations hereunder shall conflict with, violate, breach or constitute a default under any term or provision of its constituent or governing documents or any indenture, mortgage, deed of trust, instrument, agreement or other document to which the Sub-Adviser is a party or by which it is bound or to which any of its assets are subject or any applicable statute, law, rule, regulation, order or other legal requirement applicable to the Sub-Adviser or any of its assets.

(b) The Sub-Adviser represents and warrants that it has delivered to the Adviser on behalf of the Series (and Adviser and Series acknowledge receipt of)  at or before the time of the Adviser’s entering into this Agreement a copy of the Sub-Adviser’s current Form ADV Part 2A and before the time of the account’s funding a copy of the Sub-Adviser’s current relevant Form ADV Parts 2B and all information in such documents is complete and accurate in all material respects as of the date hereof and is in conformity in all material respects with applicable securities laws, rules and regulations.  The Sub-Adviser hereby covenants and agrees to promptly deliver to the Adviser all amendments to its Form ADV as required by applicable law and Adviser hereby consents to electronic delivery of Form ADV and any amendments thereto sent to Adviser.

(c) The Sub-Adviser acknowledges and agrees that it has not received legal or regulatory advice from the Series, the Adviser or any of their respective employees or representatives, and is not entitled to rely on any statements or omissions by such employees or representatives regarding applicable law or regulation in satisfying its obligations hereunder, including its obligation to comply with all applicable laws and regulations.

(d) The Sub-Adviser has reviewed the most recent Registration Statement or amendment that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect to the disclosure about the Sub-Adviser or information relating, directly or indirectly, to the Sub-Adviser, and the principal investment strategies, principal risks, and investment limitations of the Series, the Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact, which was required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  With respect to the disclosure about the Sub-Adviser or information relating, directly or indirectly, to the Sub-Adviser, the risks of the Series, and/or the investment strategies or theories of the Series, the Sub-Adviser represents and warrants that it: (i) has not and will not disclose to the Adviser or the Trust any untrue statement of a material fact or omit any statement of a material fact, which was required to be stated in such disclosure to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and (ii) will promptly provide notice to the Adviser and Trust in the event that the Registration Statement contains any untrue statement of any material fact or omits any statement of a material fact, which was required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

13.                               Representations and Warranties of the Adviser.  The Adviser represents and warrants to the Sub-Adviser that: (i) it is registered as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed, (ii) it is duly organized and validly existing, and is authorized to enter into this Agreement and to perform its obligations hereunder; (iii) neither the execution or delivery of this Agreement by the Adviser nor its performance of its obligations hereunder shall conflict with, violate, breach or constitute a default under any term or provision of its constituent or governing documents or any indenture, mortgage, deed of trust, instrument, agreement or other document to which the Adviser is a party or by which it is bound or to which any of its assets are subject or any applicable statute, law, rule, regulation, order or other legal requirement applicable to the Adviser or any of its assets; and (iv) the most recent Registration Statement or amendment, with respect to the disclosure about the Adviser or information relating, directly or indirectly, to the Adviser, the Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact, which was required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  The Adviser represents and warrants that notice of the Sub-Adviser’s appointment has been given to the Series’ custodian and the Adviser further represents and warrants that the Series is a qualified institutional buyer as that term is defined in Rule 144A under the Securities Act of 1933, as amended and that the Series is not a “restricted person” under Rule 5130 and Rule 5131 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and thus is not prohibited from participating in the allocation of initial public offerings of equity securities offered by FINRA members.

14.                            Certain Records.

(a) The Sub-Adviser agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act or such longer period as the Adviser or Series may direct, all records relating to the Sub-Adviser’s services under this Agreement and the Series’ investments made by the Sub-Adviser as are required by Section 31 of the 1940 Act, and rules and regulations thereunder, and by other applicable legal provisions, including the Advisers Act, the 1934 Act, the CEA, and rules and regulations thereunder, and to preserve such records for the periods and in the manner required by that Section, and those rules, regulations, and legal provisions.  In compliance with the requirements of Rule 31a-3 under the 1940 Act, any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act that are prepared or maintained by the Sub-Adviser on behalf of the Series are the property of the Series and a copy shall be provided promptly to the Series or the Adviser on request.

(b) The Sub-Adviser agrees that all accounts, books and other records maintained and preserved by it as required hereby directly relating to the Sub-Adviser’s management of the Series shall be subject at any time, and from time to time, to such periodic, special and other examinations by the SEC, the Series’ auditors, the Series or any representative of the Series (including, without limitation, the Series’ Chief Compliance Officer), the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Adviser or the Series.

15.                            Standard of Care and Liability of Sub-Adviser.

(a) The Sub-Adviser will exercise its best judgment and will act in good faith and use reasonable care and act in a manner consistent with applicable federal and state laws and regulations in rendering the services it has agreed to provide under this Agreement. The Sub-Adviser shall not be liable to the Trust, the Series, the Adviser or to any of their respective affiliates or to any shareholder for any error of judgment or for any loss suffered by the Series in connection with the performance of this Agreement, except for a loss resulting from the Sub-Adviser’s (i) willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of its obligations and duties hereunder, or (ii) material breach of this Agreement.  The Sub-Adviser offers no guarantee of investment performance, profitability or that the performance objective will be met.

(b) In no event will the Sub-Adviser or its affiliates have any responsibility for any other fund of the Trust, for any portion of the Series not managed by the Sub-Adviser, or for the acts or omissions of any other sub-investment adviser to the Trust or Series.

(c) Nothing in this Section 15 shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

16.                            Indemnification.

(a) Notwithstanding Section 15 of this Agreement and to the extent permissible under applicable law, the Sub-Adviser agrees to indemnify and hold harmless the Adviser, any affiliated person of the Adviser, and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 (the “1933 Act”), controls the Adviser (all of such persons being referred to as “Adviser Indemnified Persons”) against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which an Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, the Code, under any other statute, at common law or otherwise, arising out of the Sub-Adviser’s responsibilities as Sub-Adviser of the Series, which: (i) is based upon any willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser’s duties, or by reason of reckless disregard of the Sub-Adviser’s obligations and duties under this Agreement, or by any of its employees or representatives, or any affiliate of or any person acting on behalf of the Sub-Adviser; or (ii) is based upon any material breach of this Agreement, including but not limited to, a material breach of a representation or warranty herein; provided, however, that in no case shall the indemnity in favor of a Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

(b) To the extent permissible under applicable law, the Adviser agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls the Sub-Adviser (all of such persons being referred to as “Sub-Adviser Indemnified Persons”) against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, the Code, under any other statute, at common law or otherwise, arising out of the Adviser’s responsibilities to the Trust, which: (i) is based upon any willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or reckless disregard of the Adviser’s obligations and duties under this Agreement, or by any of its employees or representatives or any affiliate of or any person acting on behalf of the Adviser; or (ii) is based upon any material breach of this Agreement, including but not limited to, a material breach of a representation or warranty herein; provided, however, that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of obligations and duties under this Agreement.

(c) The Sub-Adviser shall not be liable under Paragraph (a) of this Section 16 with respect to any claim made against an Adviser Indemnified Person unless such Adviser Indemnified Person shall have notified the Sub-Adviser in writing within a reasonable time after the summons, notice or other first legal process or notice giving information of the nature of the claim shall have been served upon such Adviser Indemnified Person (or after such Adviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Sub-Adviser of any such claim shall not relieve the Sub-Adviser from any liability that it may have to the Adviser Indemnified Person against whom such action is brought otherwise than on account of this Section 16.  In case any such action is brought against the Adviser Indemnified Person, the Sub-Adviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Adviser Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to the Adviser Indemnified Person.  If the Sub-Adviser assumes the defense of any such action and the selection of counsel by the Sub-Adviser to represent both the Sub-Adviser and the Adviser Indemnified Person would result in a conflict of interest and, therefore, would not, in the reasonable judgment of the Adviser Indemnified Person, adequately represent the interests of the Adviser Indemnified Person, the Sub-Adviser will, at its own expense, assume the defense with counsel to the Sub-Adviser and, also at its own expense, with separate counsel to the Adviser Indemnified Person, which counsel shall be satisfactory to the Sub-Adviser and to the Adviser Indemnified Person.  The Adviser Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Sub-Adviser shall not be liable to the Adviser Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Adviser Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation.  The Sub-Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Adviser Indemnified Person if the compromise or settlement results, or may result, in a finding of wrongdoing on the part of the Adviser Indemnified Person.

(d) The Adviser shall not be liable under Paragraph (b) of this Section 16 with respect to any claim made against a Sub-Adviser Indemnified Person unless such Sub-Adviser Indemnified Person shall have notified the Adviser in writing within a reasonable time after the summons, notice or other first legal process or notice giving information of the nature of the claim shall have been served upon such Sub-Adviser Indemnified Person (or after such Sub-Adviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability that it may have to the Sub-Adviser Indemnified Person against whom such action is brought otherwise than on account of this Section 16.  In case any such action is brought against the Sub-Adviser Indemnified Person, the Adviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Sub-Adviser Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to the Sub-Adviser Indemnified Person.  If the Adviser assumes the defense of any such action and the selection of counsel by the Adviser to represent both the Adviser and the Sub-Adviser Indemnified Person would result in a conflict of interest and, therefore, would not, in the reasonable judgment of the Sub-Adviser Indemnified Person, adequately represent the interests of the Sub-Adviser Indemnified Person, the Adviser will, at its own expense, assume the defense with counsel to the Adviser and, also at its own expense, with separate counsel to the Sub-Adviser Indemnified Person, which counsel shall be satisfactory to the Adviser and to the Sub-Adviser Indemnified Person.  The Sub-Adviser Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Adviser shall not be liable to the Sub-Adviser Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Sub-Adviser Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation.  The Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Sub-Adviser Indemnified Person if the compromise or settlement results, or may result, in a finding of wrongdoing on the part of the Sub-Adviser Indemnified Person.

17.                         Duration and Termination.

(a) With respect to each Series identified on Schedule A hereto as in effect on the date of this Agreement, unless earlier terminated with respect to any Series, this Agreement shall continue in full force and effect until April 30, 2022.  Thereafter, unless earlier terminated with respect to a Series, this Agreement shall continue in full force and effect with respect to each such Series for successive periods of one year until each subsequent annual anniversary of April 30, 2022, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board, provided that such continuance is also approved by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons, as defined in the 1940 Act, of the Trust (“Interested Persons”), cast in person at a meeting called for the purpose of voting on such approval, if and to the extent required by the 1940 Act or any rules or regulations thereunder, as may be modified or interpreted by any order of the SEC or interpretation or guidance issued by the SEC or its staff,  or (ii) the “vote of a majority of the outstanding voting securities” of the Series (as defined in the 1940 Act).

(b) With respect to any Series that is added to Schedule A hereto after the date of this Agreement, this Agreement shall become effective on the later of (i) the date Schedule A is amended to reflect the addition of such Series under this Agreement or (ii) the date upon which the shares of the Series are first sold (hereinafter, the “Commencement Date”), subject to the condition that the Board, including a majority of the Trustees who are not parties to this Agreement or Interested Persons, and the shareholders of such Series, shall have approved this Agreement.  Unless terminated earlier as provided herein with respect to any such Series, this Agreement shall continue in full force and effect until the first anniversary of April 30, 2022 that follows the first anniversary of the Commencement Date, but no later than two years from the Commencement Date with respect to that Series.  Thereafter, unless earlier terminated with respect to a Series, this Agreement shall continue in full force and effect with respect to each such Series for successive periods of one year until each subsequent annual anniversary of April 30, 2022, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board, provided that such continuance is also approved by the vote of a majority of the Trustees who are not parties to this Agreement or Interested Persons, cast in person at a meeting called for the purpose of voting on such approval, if and to the extent required by the 1940 Act or any rules or regulations thereunder, as may be modified or interpreted by any order of the SEC or interpretation or guidance issued by the SEC or its staff,  or (ii) a “vote of a majority of the outstanding voting securities” of such Series (as defined in the 1940 Act).  However, any approval of this Agreement by the “vote of a majority of the outstanding voting securities” of a Series (as defined in the 1940 Act) shall be effective to continue this Agreement with respect to such Series notwithstanding (i) that this Agreement has not been approved by “a vote of a majority of the outstanding voting securities” of any other Series (as defined in the 1940 Act) or (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Series, unless such approval shall be required by any other applicable law or otherwise.

(c) Notwithstanding the foregoing, this Agreement may be terminated with respect to any Series covered by this Agreement: (i) by the Adviser at any time, upon 60 days’ written notice to the Sub-Adviser and the Trust, (ii) at any time without payment of any penalty by the Series, by the Board or a majority of the outstanding voting securities of the Series, upon 60 days’ written notice to the Sub-Adviser, or (iii) by the Sub-Adviser upon three months’ written notice unless the Trust or the Adviser requests additional time to find a replacement for the Sub-Adviser, in which case the Sub-Adviser shall allow the additional time requested by the Trust or Adviser not to exceed one additional month beyond the initial three-month notice period; provided, however, that the Sub-Adviser may terminate this Agreement at any time without penalty, effective upon written notice to the Adviser and the Trust, in the event either the Sub-Adviser (acting in good faith) or the Adviser ceases to be registered as an investment adviser under the Advisers Act or otherwise becomes incapable of providing investment management services pursuant to its respective contract with the Trust, or in the event the Adviser becomes bankrupt or otherwise incapable of carrying out its obligations under this Agreement, or in the event that the Sub-Adviser does not receive compensation for its services from the Adviser or the Series as required by the terms of this Agreement.  For the avoidance of doubt, if this Agreement is terminated with respect to one or more Series it may continue in effect with respect to any Series as to which it has not been terminated.

(d) In the event of termination for any reason, a copy of all records of each Series for which this Agreement is terminated shall promptly be delivered to the Adviser or the Trust, free from any claim or retention of rights in such record by the Sub-Adviser.  The Adviser acknowledges and agrees that the Sub-Adviser may retain copies of all records it maintains for the Series insofar as necessary to comply with applicable law and regulation or the order of any court, arbitration panel, regulatory or similar governmental authority having jurisdiction over the Sub-Adviser.

(e) This Agreement shall automatically terminate in the event of its assignment, as such term is described in the 1940 Act.

18.                               Notices.  Unless otherwise provided in this Agreement or otherwise agreed by the Adviser in writing, all notices and other communications hereunder shall be in writing.  Notices and other writings delivered or mailed postage prepaid to the Adviser and the Trust at 10 Hudson Yards, New York, NY  10001, Attention: Chief Legal Officer, or to the Sub-Adviser at Massachusetts Financial Services Company, 111 Huntington Avenue, Boston, MA 02199, Attention: Institutional Client Service, e-mail: InstitutionalClientService@mfs.com, fax: 617-350-2189, or to such other address as the Adviser or the Sub-Adviser may hereafter specify by written notice to the most recent address specified by the other party, shall be deemed to have been properly delivered or given hereunder to the respective addressee as of the date on which they are delivered in writing, by hand, or by facsimile or, if mailed, five days after mailed by certified mail, post-paid, by return receipt requested to the other party at the principal office of such party.

To the fullest extent permitted by relevant law, (a) all requirements in this Agreement that any action taken be taken by means of any writing, including, without limitation, any instruction or notice, shall be deemed to be satisfied by means of any electronic record in such form that is mutually acceptable to the parties; and (b) all requirements in this Agreement that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is mutually acceptable to the parties.

19.                            Confidentiality.

(a) Each party to this Agreement shall keep confidential any and all materials and information furnished by the other party in connection with this Agreement or otherwise obtained in connection with the non-disclosing party’s duties hereunder and shall not disclose any such information or materials to any third party or use such materials or information for any purpose other than performance of its responsibilities and duties hereunder or disclosures on a confidential basis by either party to its legal counsel, accountants, or other professional advisers solely to the extent that any such disclosure is made for a purpose contemplated by this Agreement (except in the case of the Sub-Adviser after prior notification to and approval in writing by the Trust and the Adviser and in the case of the Adviser and Trust after prior notification to and approval in writing by the Sub-Adviser).

(b) The confidentiality provisions of this Section 19 will not apply to any information that either party hereto can show: (i) is or subsequently becomes publicly available without breach of any obligation owed to the other party; (ii) became known to either party from a source other than the other party, and without breach of an obligation of confidentiality owed to the other party; (iii) is independently developed by either party without reference to the information required by this Agreement to be treated confidentially; or (iv) is used by either party in order to enforce any of its rights, claims or defenses under, or as otherwise contemplated in, this Agreement.  Nothing in this Section 19 will be deemed to prevent a party from disclosing any information received hereunder pursuant to any applicable law, rule or regulation or in response to a request from a duly constituted regulatory, self-regulatory or other judicial authority with appropriate jurisdiction over such party.

For the avoidance of doubt, each party acknowledges that, notwithstanding the foregoing, the Sub-Adviser may disclose information about the portfolio holdings of the Series to any consultant or prospective client that seeks information about the portfolio holdings of an account managed by the Sub-Adviser, provided, however, that any such disclosure (i) shall not identify the Series or provide information pursuant to which the identity of the Series may readily be ascertained and (ii) in instances where portfolio holdings are disclosed prior to the time at which the Sub-Adviser has made publicly available the holdings of substantially similar accounts managed by the Sub-Adviser, such disclosure may be made to such party only if such party executes an agreement under which it is prohibited from disclosing such portfolio holdings information and prohibited from otherwise using such information for its pecuniary benefit.

20.                            Use of Names.

(a) The Sub-Adviser acknowledges and agrees that the names “Guardian,” “Guardian Variable Products Trust,” “Park Avenue Institutional Advisers LLC,” and abbreviations or logos associated with those names, are the valuable property of the Adviser or its affiliates; that the Trust, has the right to use such names, abbreviations and logos; and that the Sub-Adviser shall use the names “Guardian,” “Guardian Variable Products Trust,” “Park Avenue Institutional Advisers LLC,” and associated abbreviations and logos, only in connection with the Sub-Adviser’s performance of its duties hereunder.  Further, in any communication with the public and in any marketing communications of any sort, the Sub-Adviser agrees to obtain prior written approval from the Adviser before using or referring to “Guardian,” “Guardian Variable Products Trust,” “Park Avenue Institutional Advisers LLC,” or the Series or any abbreviations or logos associated with those names. Notwithstanding the foregoing, the Adviser acknowledges that the Sub-Adviser may reference the Series on a representative client list and may use the performance of the Series in its composite performance.

(b) It is understood that the name “Massachusetts Financial Services Company” or “MFS Investment Management” or “MFS” and any derivative thereof or any logo associated with that name is the valuable property of the Sub-Adviser and that the Trust and the Adviser have the right to use such name (or derivative or logo), in the Trust’s prospectus, SAI and Registration Statement or other filings, forms or reports required under applicable state or federal securities, insurance, or other law, for so long as the Sub-Adviser is a Sub-Adviser to the Trust and/or the Series, provided, however, that the Trust may continue to use the name of the Sub-Adviser in its Registration Statement and other documents to the extent reasonably deemed necessary by the Trust to comply with disclosure obligations under applicable law and regulation.  Neither the Trust nor the Adviser shall use the Sub-Adviser’s name or logo in promotional or sales related materials prepared by or on behalf of the Adviser or the Trust without prior review and approval by the Sub-Adviser, which approval may not be unreasonably withheld.  Upon termination of this Agreement, the Trust and the Adviser shall forthwith cease to use such names (and logo), except as provided for herein.

Notwithstanding the foregoing, the Adviser may distribute information regarding the provision of sub-investment advisory services by the Sub-Adviser to the Board without the prior written consent of the Sub-Adviser.

21.                               Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

22.                               Amendments.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.  To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Trustees who are not parties to this Agreement or Interested Persons of the Trust, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Series’ outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify this Agreement without such vote).

23.                               Third-Party Beneficiaries.  The Trust and the Series are intended third-party beneficiaries under this Agreement and are entitled to enforce this Agreement as if they were a party thereto.  The parties to this Agreement do not intend for this Agreement to benefit any other third party, including without limitation a record owner or beneficial owner of shares of the Series.  The terms of this Agreement may be enforced solely by a party to this Agreement, the Trust, and the Series.

24.                               Survival.  Sections 4, 8(b)(i), 8(b)(iv), 8(b)(vii), 8(b)(xi), 12, 13, 14, 15, 16, 17, 18, 19, 20, 23 and 27 shall survive the termination of this Agreement.

25.                               Captions.  The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

26.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

27.                               Governing Law.  This Agreement shall be construed in accordance with the laws of the State of New York, and in accordance with the applicable provisions of the 1940 Act and the rules and regulations thereunder.  To the extent that the applicable laws of the State of New York or any provisions herein conflict with the applicable provisions of the 1940 Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers to execute this Agreement as of the day and year first written above.

PARK AVENUE INSTITUTIONAL ADVISERS LLC

By:
Name:	John H. Walter
Title:	Senior Vice President, Chief Financial Officer

MASSACHUSETTS FINANCIAL SERVICES COMPANY d/b/a MFS INVESTMENT MANAGEMENT

By:
Name
Title:

Schedule A

to

Sub-Advisory Agreement between

Park Avenue Institutional Advisers LLC and

Massachusetts Financial Services Company

Series	Fee (as an annual percentage of average daily net assets of the Series):

Guardian All Cap Core VIP Fund	0.24% on first $500 million in assets;
0.20% for assets over $500 million.